Exhibit 21

NAME	JURISDICTION OF ORGANIZATION
Financial Models Company Ltd.	New York
SS&C Financial Services LLC	Delaware
SS&C Technologies Connecticut LLC	Connecticut
SS&C Technologies, Inc.	Delaware
Advent Software, Inc.	Delaware
Hub Data, Inc.	Massachusetts
Second Street Securities, Inc.	Delaware
Advent Software (Middle East) Limited	United Arab Emirates
Syncova Solutions Limited	United Kingdom
Advent Software (Asia) Limited	Hong Kong
Advent Software (Beijing) Co., Limited	China
Advent Software (Singapore) Pte. Ltd.	Singapore
Advent Europe Limited	England and Wales
Advent Switzerland AG	Switzerland
Advent Software ApS	Denmark
Advent Norway AS	Norway
Advent Sweden AB	Sweden
Advent Software Luxembourg S.A.R.L.	Luxembourg
Primatics Financial (Pvt.) Ltd.	Pakistan
Financial Models Corporation Limited	United Kingdom
FMC Global Investments Limited	Barbados
SS&C Fund Services (Cayman) Ltd.	Cayman Islands
GlobeOp Financial Services (India) Private Limited	India
GlobeOp Financial Services (Ireland) Limited	Ireland
SS&C Financial Services Limited	United Kingdom
GlobeOp Financial Services (Switzerland) GmbH	Switzerland
GlobeOp Financial Services Technologies (India) Private Limited	India
GlobeOp Holdings Company (Mauritius) Private Limited	Mauritius
SS&C Depositary Services Limited	United Kingdom
GlobeOp Risk Services Limited	United Kingdom
SS&C Fund Services (Bermuda) Ltd.	Bermuda
SS&C Services Limited	Bermuda
SS&C Fund Administration Company	Nova Scotia
SS&C European Holdings S.A.R.L.	Luxembourg
SS&C Technologies (s) Pte Ltd.	Singapore
SS&C Technologies Australia Pty Ltd.	Australia
SS&C Technologies B.V.	Netherlands
SS&C Technologies Canada Corp.	Nova Scotia
SS&C Technologies Holdings Europe S.A.R.L.	Luxembourg
SS&C Technologies Hong Kong Limited	Hong Kong
SS&C Technologies India Private Limited	India
SS&C Technologies Ireland Limited	Ireland
SS&C Technologies Limited	United Kingdom
SS&C Technologies Sdn. Bhd.	Malaysia
Tradeware Global UK Limited	United Kingdom
SS&C Luxembourg S.A.R.L.	Luxembourg
DST Global Solutions LLC	Delaware
Global Solutions (Thailand) Limited	Thailand
SS&C Guernsey Limited	Guernsey
SS&C Solutions Limited	United Kingdom
SS&C Solutions Singapore Pte. Ltd	Singapore
SS&C Solutions Pty Limited	Australia
SS&C Solutions Hong Kong Limited	Hong Kong
SS&C Solutions NZ Limited	New Zealand
SS&C Technologies Shanghai Limited	China
PT DST Global Solutions Indonesia	Indonesia

SS and C Technologies South Africa (Pty) Ltd	South Africa
SS&C Hedge Fund Services, North America Inc.	Delaware
SS&C Hedge Fund Services, Inc.	Delaware
SS&C Private Equity Services, Inc.	Delaware
Conifer Financial Services LLC	Delaware
Conifer Asset Solutions LLC	Delaware
Vastardis Fund Services LLC	Delaware
Conifer Fund Services Ltd.	British Virgin Islands
Conifer Asset Solutions Company	Nova Scotia
Conifer Asset Solutions Pte. Ltd.	Singapore
SSC Jersey Limited	United Kingdom
SS&C Fund Services (UK) Limited	United Kingdom
SS&C Fund Services (Asia) Limited	Hong Kong
SS&C Fund Services (Asia) Pte Ltd.	Singapore